                                                                    Exhibit 12.1


-------------------------------
URSTADT BIDDLE PROPERTIES INC
FIXED CHARGE RATIO
-------------------------------

                                                -------------------   -------------------------------------------------------------
                                                     NINE MONTHS                             YEAR ENDED OCTOBER 31,
                                                   2003    2002          2002           2001         2000        1999        1998
                                                -------------------   -------------------------------------------------------------
EARNINGS:

Income Before Preferred Dividends               14,526   10,171       14,507       13,687          8,589      9,190       8,176

Less: Earnings from 50% of less owned JV        -        -            -            (3,864)         (245)      (384)       (210)

Fixed Charges-Interest                          6,083    3,530        5,584        4,456           4,245      3,913       2,522
                                                -------------------   -------------------------------------------------------------

EARNINGS                                        20,609   13,701       20,091       14,279          12,589     12,719      10,488

FIXED CHARGES:

Interest Expense                                6,083    3,530        5,584        4,456           4,245      3,913       2,522

Preferred Stock Dividends                       1,606    1,161        1,498        3,147           3,147      3,147       2,561
                                                -------------------   -------------------------------------------------------------

                                                7,689    4,691        7,082        7,603           7,392      7,060       5,083


RATIO OF EARNINGS TO FIXED CHARGES              2.68     2.92         2.84         1.88            1.70       1.80        2.06
   AND PREFERRED STOCK DIVIDENDS                ===================   =============================================================
